EXHIBIT 107

Calculation of Filing Fee Tables

424H
(Form Type)

John Deere Receivables LLC
(Exact Name of Registrant as Specified in its Charter)

N/A

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Asset Backed Securities	Class A-1 Asset Backed Notes, Series 2022-B	457(s)(1)	$313,000,000	100%	$313,000,000	.0000927	$29,015.10
	Asset Backed Securities	Class A-2 Asset Backed Notes, Series 2022-B	457(s)(1)	$411,000,000	100%	$411,000,000	.0000927	$38,099.70
	Asset Backed Securities	Class A-3 Asset Backed Notes, Series 2022-B	457(s)(1)	$411,000,000	100%	$411,000,000	.0000927	$38,099.70
	Asset Backed Securities	Class A-4 Asset Backed Notes, Series 2022-B	457(s)(1)	$86,166,000	100%	$86,166,000	.0000927	$7,987.59
Fees Previously Paid	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)
Carry Forward Securities
Carry Forward Securities	Asset-Backed Securities	Asset-Backed Notes	457(p) (1)	$725,337,000	100%	$725,337,000		$87,910.84	SF-3	333-228964	May 17, 2019	$87,910.84
	Total Offering Amounts					$1,221,166,000
	Total Fees Previously Paid					$0.00
	Total Fee Offsets					$87,910.84
	Net Fee Due					$25,291.25

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)
Fee Offset Sources	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)
Rule 457(p)
Fee Offset Claims(3)	John Deere Receivables LLC	SF-3	333-264978	May 16, 2022	(2)	$87,910.84	Asset-Backed Securities	Asset-Backed Notes	$725,337,000	$725,337,000	(2)
Fee Offset Sources(3)	John Deere Receivables, Inc.	S-3	333-197204	(2)	August 6, 2014	(2)	(2)	(2)	(2)	(2)	$87,910.84

(1)	$87,910.84 of the registration fee related to the asset-backed notes offered hereby was previously paid and carried forward in connection with $725,337,000 of unsold asset-backed notes registered under the John Deere Receivables LLC SF-3 Registration Statement (Commission File Number 333-264978), which was initially filed with the Securities and Exchange Commission on May 16, 2022, as amended by Amendment No. 1 thereto, filed on June 29, 2022 (the “2022 Registration Statement”). John Deere Receivables LLC (the “Registrant”), affirms that it and John Deere Receivables, Inc. are wholly-owned subsidiaries of John Deere Capital Corporation. John Deere Receivables, Inc. (“JDRI”) initially filled a registration statement, file number 333-197204, on July 2, 2014 (the “2014 Registration Statement”) and paid registration fees in the amount of $128.80 on July 2, 2014, and $1,656,407.18 on August 6, 2014, and offset $146,664.02 of unused filing fees from its prior registration statement, file number 333-176018, initially filed on September 2, 2011, in connection with the registration of $14,000,000,000 of securities under the 2014 Registration Statement at a filing fee rate of $128.80 per million. JDRI sold $2,528,740,000 of securities under the 2014 Registration Statement, using $325,701.72 of the filing fees and leaving $1,477,498.28 of unused filing fees under the 2014 Registration Statement. JDRI initially filed a registration statement, file number 333-208068, on November 17, 2015, which went effective on February 12, 2016 (the “2016 Registration Statement”), and registered $14,000,000,000 of securities under the 2016 Registration Statement at a filing fee rate of $100.70 per million, and offset the $1,409,800 of filing fees with $1,409,800 of the unused filing fees from the 2014 Registration Statement. JDRI sold $5,755,310,000 of securities and used $579,559.72 of filing fees under the 2016 Registration Statement, leaving $830,240.28 of unused filing fees under the 2016 Registration Statement. The Registrant initially filed a registration statement, file number 333-228964 (the “2019 Registration Statement”) on December 21, 2018, which went effective on May 17, 2019, and registered $6,850,183,000 of securities under the 2019 Registration Statement at a filing fee rate of $121.20 per million. The filing fee of $830,240.18 was offset by $830,240.18 of the unused filing fees from the 2016 Registration Statement. The Registrant sold $6,124,846,000 of securities under the 2019 Registration Statement, leaving $725,337,000 of unsold securities and $87,910.84 of unused registration fees under the 2019 Registration Statement. In accordance with Rule 457(p), Registrant carried forward $87,910.84 of unused registration fees by means of the 2022 Registration Statement. Pursuant to Rules 456(c) and 457(s) of the General Rules and Regulations under the Securities Act of 1933, as amended, the remaining $25,291.25 of the registration fee related to the asset-backed notes offered hereby is paid herewith.

(2)	Not applicable.

2